Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-110207 and 33-81976 on Form S-3, and Registration Statement No. 333-82892 on Form S-8 of our report dated February 28, 2007, relating to the consolidated financial statements of Jonah Gas Gathering Company and subsidiary, appearing in the Annual Report on Form 10-K of TEPPCO Partners, L.P. and subsidiaries for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Houston, Texas

March 20, 2007